UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2008

NARROWSTEP INC.
(Exact name of registrant as specified in its charter)

Delaware	333-108632	33-1010941
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

202 CARNEGIE CENTER, SUITE 101 PRINCETON, NEW JERSEY 08540
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 945-1772

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 7, 2008, the Board of Directors (the "Board") of the Company approved the appointment of Barak Bar-Cohen as President and Chief Operating Officer of the
Company.

    Mr. Bar-Cohen also serves as the Chief Financial Officer of Granahan McCourt Acquisition Corporation, a publicly traded acquisition vehicle focused on the video over IP space and a position Mr. Bar-Cohen has held since inception in July 2006.   In addition, Mr. Bar-Cohen is also President and Chief Operating Officer of Granahan McCourt Capital, LLC, a private investment firm focused on making investments and advising companies in the telecommunications and media industries.  From April 1999 through December 2004, Mr. Bar-Cohen served in several Senior Management roles at RCN Corporation, a provider of bundled communication services to residential customers across the United States.  Mr. Bar-Cohen holds a B.A. in Economics from Brandeis University as well as an M.B.A. from the Tuck School of Business at Dartmouth College.

    Mr. Bar-Cohen was awarded 1,000,000 restricted shares of the Company's common stock which vest only if there is a change of control of the Company coupled with either the termination of Mr. Bar-Cohen's employment or upon the Company achieving a specified earnings target.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibits have been filed with this Current Report on Form 8-K:

99.1                 Press Release dated February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARROWSTEP INC.

	By:	/s/ David C. McCourt
Name: David C. McCourt
Title: Chairman and Interim Chief Executive Officer

Dated: February 11, 2008